Exhibit 99.1

Media Contact:

Margaret Kirch Cohen 312-696-6383  margaret.cohen@morningstar.com

Investors: Please submit questions to investors@morningstar.com or by fax to 312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Completes Acquisition of Ibbotson Associates

CHICAGO, March 1, 2006 – Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced it has completed its previously announced acquisition of Ibbotson Associates, a leading provider of asset allocation research and services, for approximately $83 million in cash, subject to adjustments for working capital and other items. In addition, Morningstar anticipates realizing approximately $10 million in cash tax benefits in 2006 related to payment for the cancellation of Ibbotson’s stock options. Morningstar does not expect charges related to the acquisition to have a significant impact on net income or earnings per share.

Ibbotson Associates was founded by Professor Roger Ibbotson in 1977. The company’s business lines include investment advice; investment consulting and research; planning and analysis software; educational and marketing services; and a widely used line of NASD-reviewed presentation materials.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “Many leading firms turn to Ibbotson because it is a leading authority on asset allocation. Similarly, our clients rely on Morningstar because of our expertise in security selection and investment research. By combining Ibbotson’s top-down allocation expertise with our bottom-up, fundamental research, we will be able to deliver an even stronger array of services to investors.”

Ibbotson is based in Chicago and employs approximately 150 people. Morningstar plans to retain the majority of Ibbotson’s employees.

Roger Ibbotson will serve in an advisory role at Morningstar, reporting to Mansueto. Mike Henkel, president of Ibbotson Associates, will continue to lead Ibbotson’s retirement advice and investment consulting businesses, reporting to Tao Huang, chief operating officer of Morningstar. As a wholly owned subsidiary of Morningstar, Inc., Ibbotson Associates will become a new unit of Morningstar’s Institutional business segment.

Morningstar Associates, LLC, also offers retirement advice and investment consulting services. Because Ibbotson Associates and Morningstar Associates use different methodologies and platforms, Morningstar will operate the two businesses separately to ensure continuity for current clients. Clients may choose to keep their current service or select from a broader range of offerings under the combined organization.

Ibbotson’s EnCorr software product will be integrated into Morningstar’s Data Services business, which is part of its Institutional segment. Ibbotson’s Portfolio Strategist®, iPlan™, Components, Presentation Materials, and Training businesses will be integrated into Morningstar’s Advisor business. Ibbotson’s publications business, including the Stocks, Bonds, Bills and Inflation® Yearbooks, will be integrated into Morningstar’s Individual segment.

Ibbotson had $37.2 million in revenue for its fiscal year ended June 30, 2005. Morningstar will file a Report on Form 8-K with the Securities and Exchange Commission by May 17 that includes pro forma historical financial statements for the combined company, as well as stand-alone historical financial statements for Ibbotson.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on approximately 145,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 16 countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the SEC, including Morningstar’s Prospectus filed on May 4, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

©2006 Morningstar, Inc. All rights reserved.